EXHIBIT 99.9

OPTIKA INC.

TELEPHONE VOTING SCRIPT

Dialogue	Type of
Number	Dialogue	Dialogue

1	Greeting 1	Hello. Thank you for calling the Telephone Proxy Voting Service.
- Go to dialogue # 2.

2	Greeting 2	Press one if you are calling from a touch-tone phone and have your Proxy form in front of you.
- Enter ‘1’
- Go to dialogue # 3.
- Enter invalid response. “Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.”
- Disconnect.
- When an invalid response of more than 1 digit is entered, the caller is disconnected without a message.
- Enter nothing. “Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.”
- Disconnect.

3	Let’s Begin	Let’s begin.
- Go to dialogue # 4.

4	Enter CN	Please enter the control number, which is labeled as such, or located in the box indicated by the arrow on your vote instruction form, followed by the pound sign.
- Enter 12 valid Control Number digits during or after dialogue #s 3 & 4.
- Go to dialogue # 5.
- Enter 12 invalid Control Number digits during or after dialogue #s 3 & 4. “Sorry, your Control Number is invalid.”
- Go to dialogue # 4.
- A third invalid attempt triggers the ‘Sorry Problems’ message and disconnects -.
- Enter 1 to 11 invalid digits/characters during or after dialogue #s 3 & 4. “Sorry, your input was invalid.”
- Go to dialogue # 4.
- A third invalid attempt triggers the ‘Sorry Problems’ message and disconnects -.
- Enter nothing. “I have not received your response.” OR “Sorry, your input was invalid.”
- Go to dialogue # 4.
- A third no response triggers the ‘Sorry Problems’ message and disconnects -.

Dialogue	Type of
Number	Dialogue	Dialogue

5	Thank You	Thank You.
When vote is in advance of the meeting date.
- Go to dialogue # 6.
OR
When vote is on the day of or passed the meeting date... “Your vote cannot be accepted. It is the date of the meeting or the vote is late.”
- Go to dialogue # 4.

6	Accept Default	If you elect to vote as Management recommends, press one. If you elect to vote on proposals individually, press two.
- Enter ‘1’.
- Go to dialogue # 14.
- Enter ‘2’.
- Go to dialogue # 16.
- Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
- Go to dialogue # 6.
- A third no response or invalid response triggers the ‘Sorry Problems’ message and disconnects -.

7	Proposal Voting	Proxy Voting continues with Proposal Voting.
- Go to dialogue # 8.

8	Proposal Name	We are ready to accept your vote for Proposal 1, 2, or 3
- Go to dialogue # 9

9	Proposal Vote	If you are voting for this proposal, press one. If you are voting against this proposal, press two. If you wish to abstain, press three.
- Enter ‘1’, ‘2’, ‘3’ to vote on a specific proposal.
- Go to dialogue # 8. to vote on another proposal.
- Go to dialogue # 10. after all proposals are voted.
- Enter nothing or invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
- Go to dialogue # 8.
- A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects -.

10	For Proposal	You have voted for Proposal 1, 2 or 3

11	Against Proposal	You have voted against Proposal 1, 2 or 3

Dialogue	Type of
Number	Dialogue	Dialogue

12	Abstain Proposal	You have voted to abstain from Proposal 1, 2 or 3
- Dialogues 10, 11 and 12 are repeated until all proposal votes are verified.
-
- Go to dialogue # 13.

13	Confirm Votes	If this is correct, press one. If this is not correct, press two. If you would like your vote repeated to you, press three.
- Enter ‘1’. “A vote has been recorded for Control Number.........”.
- Go to dialogue # 16.
- Enter ‘2’.
- Go to dialogue # 6.
- A third entry of this response triggers the too ‘Too Many Incorrect’ message, followed by the ‘Sorry Problems’ message and disconnects -.
- Enter ‘3’.
- Go to dialogue # 10.
- Enter nothing or invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
- Go to dialogue # 10, 11, 12.
- A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects -.

14	Vote Recommended	You have elected to vote as the Board of Directors has recommended.
- Go to dialogue # 15.

15	Board Recommends	Recommended elections include a vote to vote for proposals one, two, three. If this is correct, press one. If this is not correct, press two. If you would like your vote repeated to you, press three,
- Enter ‘1’ “A vote has been recorded for Control Number.........”.
- Go to dialogue # 16.
- Enter ‘2’.
- Go to dialogue # 6.
- A third entry of this response triggers the ‘Too Many Incorrect’ message, followed by the ‘Sorry Problems’ message and disconnects -.
- Enter ‘3’.
- Go to dialogue # 14.
- Enter nothing or an invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
-Go to dialogue # 14.
- A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects -.

Dialogue	Type of
Number	Dialogue	Dialogue

16	Conclude Business	If this concludes your business, press one. If you would like to vote for another Proxy Election, press two.
- Enter ‘1’.
- Go to dialogue # 17.
- Enter ‘2’.
- Go to dialogue # 17.
- Enter nothing or invalid response. “I have not received your response.” OR “Sorry, your input was invalid.”
-Go to dialogue # 16.
- A third no response or invalid response triggers ‘Sorry Problems’ message and disconnects -.

17	Record Votes	All of your votes have been recorded by the Telephone Proxy Voting Service. Do not mail in your proxy card. Keep it as a record of your vote.
- Go to dialogue # 4 — if voting for another Proxy Election based on voter’s response to dialogue # 16.
- Go to dialogue # 18 — if not voting for another Proxy Election based on voter’s response to dialogue # 26.

18	Thank You	Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction.
- Disconnect.

STANDARD DIALOGUES REPEATED UNDER VARIOUS CONDITIONS

      The dialogues below are spoken under various circumstances. Generally, the “Sorry Problems” dialogue is repeated on the third attempt to get valid information.

Type of Instruction	Dialogue

Sorry Problems	We are sorry you are experiencing problems entering your vote. Please call later and try again.
- NOTE
The “Sorry Problems” dialogue is generally repeated after any combination of three invalid responses or non response to a set of dialogues. This is followed by a disconnection.

Too Many Incorrects	You have made too many incorrect entries. Please call back when you have the correct information.
- NOTE
The “Too Many Incorrects” dialogue is generally repeated when there are several changes and inconsistencies responding to a set of dialogues. This is followed by the “Sorry Problems” dialogue and a disconnection.

Invalid Input	Sorry, your input was invalid.

Pause .5	[500 ms of silence] (Amount of pause time permitted between caller’s vote and continuation of telephone dialogue.)